Registration No. 333-
As filed with the Securities and Exchange Commission on October 15, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Procter & Gamble Company
(Exact Name of Registrant as Specified in Its Charter)

Ohio	31-0411980
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Susan Street Whaley, Chief Legal Officer and Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number, Including area code, of agent for service)

Copies to:

Travonte Warren, Esq. The Procter & Gamble Company One Procter & Gamble Plaza Cincinnati, Ohio 45202 (513) 983-1100	Andrew B. Barkan, Esq. Daniel J. Bursky, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
The Procter & Gamble Company
Debt Securities

The Procter & Gamble Company may, from time to time, sell debt securities in one or more offerings pursuant to this prospectus. The specific terms of any debt securities to be offered will be provided in supplements to this prospectus, together with other terms and matters related to the offering. You should read this prospectus and any prospectus supplement carefully before you invest.
This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
The debt securities may be sold directly or through agents, underwriters or dealers.
Investing in debt securities involves risks. Please see “Risk Factors” on page 5 of this prospectus. In addition, you should consider the risk factors described in any accompanying prospectus supplement or any documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 15, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, The Procter & Gamble Company may, from time to time, sell in one or more offerings, debt securities.
This prospectus provides you with a general description of the debt securities that may be offered. Each time debt securities are sold, a prospectus supplement will be provided that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the debt securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.
You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”
In both this prospectus and any accompanying prospectus supplement, unless we otherwise specify or the context otherwise requires, references to:
•“Procter & Gamble,” “P&G,” the “Company,” “we,” “us,” and “our” are, except as otherwise indicated in the section captioned “Description of Debt Securities,” to The Procter & Gamble Company and its subsidiaries;
•“fiscal” followed by a specific year are to our fiscal year ended or ending June 30 of that year; and
•“U.S. dollars,” “dollars,” “U.S.$,” and “$” are to the currency of the United States of America.

THE COMPANY
The Procter & Gamble Company is a world-leading multinational consumer goods company focused on providing trusted, branded products of superior quality, performance and value to improve the lives of consumers around the world - now and for generations to come. Our products are sold in about 180 countries and territories throughout the world. The Company was incorporated in Ohio in 1905, having first been established as a New Jersey corporation in 1890, and was built from a business founded in Cincinnati in 1837 by William Procter and James Gamble. Our principal executive offices are located at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, and our telephone number is (513) 983-1100.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included or incorporated by reference in this prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, changes in global interest rates and rate differentials, currency exchange or pricing controls and tariffs; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to successfully manage uncertainties related to changing political and geopolitical conditions and potential implications such as exchange rate fluctuations, market contraction, boycotts, variability and unpredictability in trade relations, sanctions, tariffs or other trade controls; (4) the ability to manage disruptions in credit markets or to our banking partners or changes to our credit rating; (5) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to various factors, including ones outside of our control, such as natural disasters, conflicts or acts of war, terrorism or disease outbreaks; (6) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials and costs of labor, transportation, energy, pensions and healthcare; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy, packaging content, cyber incidents, supply chain practices, social or environmental practices or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third-party information and operational technology systems, networks and services and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage demand, supply and operational challenges; (13) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits, evolving and more fragmented digital marketing and selling platform requirements and technological advances attained by, and patents granted to, competitors; (14) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (15) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; (16) the ability to successfully manage current and expanding regulatory and legal requirements and matters (including, without limitation, those laws, regulations, policies and related interpretations involving product liability, product and packaging composition, manufacturing processes, intellectual property, labor and employment, antitrust, privacy, cybersecurity, data protection and data transfers, artificial intelligence, tax, the environment, due diligence, risk oversight, accounting and financial reporting) and to resolve new and pending matters within current estimates; (17) the ability to manage changes in applicable tax laws and regulations; and (18) the ability to continue delivering progress towards our environmental sustainability ambitions.

For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent Form 10-K, Form 10-Q and Form 8-K reports incorporated by reference herein.

RISK FACTORS
Investing in the debt securities to be offered pursuant to this prospectus involves certain risks. Before making a decision to invest in the debt securities, you should carefully consider the risks described under “Risk Factors” in our most recently filed Annual Report on Form 10-K and the other information set forth or incorporated by reference in this prospectus and any accompanying prospectus supplement. See “Incorporation of Certain Information By Reference” and “Where You Can Find More Information” below.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sales of debt securities offered by this prospectus for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of any debt securities that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the specific terms of that particular series and the extent to which the general terms and provisions apply to that particular series. In this section, references to “Procter & Gamble,” “we,” “our,” or “us” refer solely to The Procter & Gamble Company.
General
We expect to issue the debt securities under an indenture, dated as of September 3, 2009, between us and Deutsche Bank Trust Company Americas, as trustee. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus forms a part. The following summaries of various provisions of the indenture are not complete. You should read the indenture for a more complete understanding of the provisions described in this section. The indenture itself, not this description or the description in the prospectus supplement, defines your rights as a holder of debt securities. Parenthetical section and article numbers in this description refer to sections and articles in the indenture.
The debt securities will be unsecured obligations of Procter & Gamble. The indenture does not limit the amount of debt securities that we may issue under the indenture. The indenture provides that we may issue debt securities from time to time in one or more series.
Terms of a Particular Series
Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:
•the title of the debt securities;
•any limit on the total principal amount of the debt securities;
•the date or dates on which the debt securities will mature;
•the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;
•the dates on which interest, if any, will be payable and the regular record dates for interest payments;
•any mandatory or optional sinking fund or similar provisions;
•any optional or mandatory redemption provisions, including the price at which, the periods within which, and the terms and conditions upon which we may redeem or repurchase the debt securities;
•the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder;
•the portion of the principal amount of the debt securities that will be payable upon acceleration of maturity, if other than the entire principal amount;
•provisions allowing us to defease the debt securities or certain restrictive covenants and certain events of default under the indenture;
•if other than in United States dollars, the currency or currencies, including composite currencies, of payment of principal of and premium, if any, and interest on the debt securities;
•the U.S. federal income tax consequences and other special considerations applicable to any debt securities denominated in a currency or currencies other than United States dollars;

•any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the debt securities;
•if the debt securities will be issuable only in the form of a global security as described below, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;
•any deletions, modifications of or additions to the events of default or covenants contained in the indenture; and
•any other terms of the debt securities. (Section 301)
Payment of Principal, Premium and Interest
Unless otherwise indicated in the prospectus supplement, principal of and premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be exchangeable and transfers of debt securities will be registrable, at the office of the trustee at 1 Columbus Circle, 4th Floor, MS: NYC01-0417, New York, New York 10019. At our option, however, payment of interest may be made by:
•check mailed to the address of the person entitled thereto in whose name the debt security is registered at the close of business on the regular record date at the address in the security register; or
•wire transfer of immediately available funds to an account specified in writing to us and the trustee from any holder of debt securities prior to the relevant record date. (Sections 301, 305 and 1002)
Any payment of principal and premium, if any, and interest, if any, required to be made on a day that is not a business day need not be made on that day, but may be made on the next succeeding business day with the same force and effect as if made on the non-business day. No interest will accrue for the period from and after the non-business day. (Section 113)
Unless otherwise indicated in the prospectus supplement relating to the particular series of debt securities, we will issue the debt securities only in fully registered form, without coupons, in denominations of $2,000 or any multiple of $1,000. (Section 302) We will not require a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange. (Section 305)
Original Issue Discount Securities
Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. In addition, under regulations of the U.S. Treasury Department it is possible that debt securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for U.S. federal income tax purposes, and special rules may apply to debt securities which are considered to be issued as “investment units.” U.S. federal income tax consequences and other special considerations applicable to any such original issue discount securities, or other debt securities treated as issued at an original issue discount, and to “investment units” will be described in the applicable prospectus supplement.
Book-Entry Debt Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depository or its nominee identified in the prospectus supplement relating to the debt securities. In this case, one or more global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding debt securities to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depository for the global security to a nominee of the depository and except in the circumstances described in the prospectus supplement relating to the debt securities.

We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security. (Sections 204 and 305)
Restrictive Covenants
In this section we describe the principal covenants that will apply to the debt securities unless the prospectus supplement for a particular series of debt securities states otherwise. We make use of several defined terms in this section. The definitions for these terms are located at the end of this section under “—Definitions Applicable to Covenants.”
Restrictions on Secured Debt
If we or any Domestic Subsidiary shall incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Domestic Manufacturing Property of ours or any Domestic Subsidiary’s or on any shares of stock of any Domestic Subsidiary that owns a Principal Domestic Manufacturing Property, we will secure, or cause such Domestic Subsidiary to secure, the debt securities then outstanding equally and ratably with (or prior to) such Debt. However, we will not be restricted by this covenant if, after giving effect to the particular Debt so secured the total amount of all Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Domestic Manufacturing Properties, would not exceed 15% of our and our consolidated subsidiaries’ Consolidated Net Tangible Assets.
In addition, the restriction will not apply to, and there shall be excluded in computing secured Debt for the purpose of the restriction, Debt secured by
(1)with respect to any series of debt securities, Mortgages existing on the date of the original issuance of the debt securities of such series;
(2)Mortgages on property of, or on any shares of stock of, any corporation existing at the time the corporation becomes a Domestic Subsidiary or at the time it is merged into or consolidated with us or a Domestic Subsidiary;
(3)Mortgages in favor of us or a Domestic Subsidiary;
(4)Mortgages in favor of U.S., State or foreign governmental bodies to secure progress or advance payments;
(5)Mortgages on property or shares of stock existing at the time of their acquisition, including acquisition through merger or consolidation, purchase money Mortgages and construction or improvement cost Mortgages; and
(6)any extension, renewal or refunding of any Mortgage referred to in the immediately preceding clauses (1) through (5), inclusive. (Section 1004)
The indenture does not restrict the incurrence of unsecured debt by us or our subsidiaries.
Restrictions on Sales and Leasebacks
Neither we nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Manufacturing Property, the completion of construction and commencement of full operation of which has occurred more than 180 days prior to the transaction, unless
•we or the Domestic Subsidiary could incur a lien on the property under the restrictions described above under “Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities then outstanding, or
•we, within 180 days, apply to either (or a combination of) the investment in one or more other Principal Domestic Manufacturing Properties or the retirement of our Funded Debt an amount not less than the greater of (1) the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement or (2) the fair market value of the Principal Domestic Manufacturing Property so leased, subject to credits for various voluntary retirements of Funded Debt.
This restriction will not apply to any sale and leaseback transaction
•between us and a Domestic Subsidiary,
•between Domestic Subsidiaries, or
•involving the taking back of a lease for a period of less than three years. (Section 1005)
Definitions Applicable to Covenants
The term “Attributable Debt” means the lesser of (1) the fair market value of the Principal Domestic Manufacturing Property sold and leased back at the time of entering into a sale and leaseback transaction and (2) the total net amount of rent, discounted at 10% per annum compounded annually, required to be paid during the remaining term of any lease.
The term “Consolidated Net Tangible Assets” means our total assets, less net goodwill and other intangible assets, less total current liabilities, all as described on our and our consolidated subsidiaries’ most recent balance sheet and calculated based on positions as reported in our consolidated financial statements in accordance with generally accepted accounting principles.
The term “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
The term “Domestic Subsidiary” means any of our subsidiaries except a subsidiary which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States or which is engaged primarily in financing our and our subsidiaries’ operations outside the United States.
The term “Funded Debt” means Debt having a maturity of more than 12 months from its date of creation.
The term “Mortgage” means pledges, mortgages and other liens.
The term “Principal Domestic Manufacturing Property” means any facility (together with the land on which it is erected and fixtures comprising a part of the land) used primarily for manufacturing or processing, located in the United States, owned or leased by us or one of our subsidiaries and having a gross book value in excess of 1.0% of Consolidated Net Tangible Assets. However, the term “Principal Domestic Manufacturing Property” does not include any facility or portion of a facility (1) which is financed by obligations the interest on which is exempt from U.S. federal income tax pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (or any predecessor or successor provision thereof), or (2) which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our subsidiaries as an entirety. (Section 101)
Events of Default
Any one of the following are events of default under the indenture with respect to debt securities of any series:
(1)our failure to pay principal of or premium, if any, on any debt security of that series when due;
(2)our failure to pay any interest on any debt security of that series when due, continued for 30 days;
(3)our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;
(4)our failure to perform any other of our covenants in the indenture which affects or is applicable to the debt securities of that series, other than a covenant included in the indenture solely for the benefit of other series of debt securities, continued for 90 days after written notice as provided in the indenture;
(5)certain events involving bankruptcy, insolvency or reorganization; and

(6)any other event of default provided with respect to debt securities of that series. (Section 501)
If an event of default with respect to outstanding debt securities of any series shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul the acceleration. (Section 502) For information as to waiver of defaults, see the section below entitled “Modification and Waiver.”
A prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of an event of default and its continuation.
During default, the trustee has a duty to act with the required standard of care. Otherwise, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable indemnity. (Section 603) If the provisions for indemnification of the trustee have been satisfied, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 512)
We will furnish to the trustee annually a certificate as to our compliance with all conditions and covenants under the indenture. (Section 1007)
Defeasance
The prospectus supplement will state if any defeasance provision will apply to the debt securities. Defeasance refers to the discharge of some or all of our obligations under the indenture.
Defeasance and Discharge
We will be discharged from any and all obligations in respect of the debt securities of any series if we deposit with the trustee, in trust, money and/or U.S. government securities which through the payment of interest and principal will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the debt securities of the series on the dates those payments are due and payable.
If we defease a series of debt securities, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for
•the rights of holders to receive from the trust funds payment of principal, premium and interest on the debt securities,
•our obligation to register the transfer or exchange of debt securities of the series,
•our obligation to replace stolen, lost or mutilated debt securities of the series,
•our obligation to maintain paying agencies,
•our obligation to hold monies for payment in trust, and
•the rights of holders to benefit, as applicable, from the rights, powers, trusts, duties and immunities of the trustee.
We may defease a series of debt securities only if, among other things, we have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal

Revenue Service a ruling to the effect that holders and beneficial owners of the debt securities of the series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 403)
Defeasance of Covenants and Events of Default
We may omit to comply with the covenants described above under “Restrictions on Secured Debt” (Section 1004) and “Restrictions on Sales and Leasebacks” (Section 1005), and the failure to comply with these covenants will not be deemed an event of default (Section 501(4)), if we deposit with the trustee, in trust, money and/or U.S. government securities which through the payment of interest and principal will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the debt securities of the series on the dates those payments are due and payable. Our obligations under the indenture and the debt securities of the series will remain in full force and effect, other than with respect to the defeased covenants and related events of default.
We may defease the covenants and the related events of default described above only if, among other things, we have delivered to the trustee an opinion of counsel, who may be our employee or counsel, to the effect that the holders and beneficial owners of the debt securities of the series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance of the covenants and events of default, and the holders and beneficial owners of the debt securities of the series will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred. (Section 1006)
If we choose covenant defeasance with respect to the debt securities of any series as described above and the debt securities of the series are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “Events of Default,” the amount of money and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of the series at the time of their stated maturity. The amount on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of the series at the time of the acceleration resulting from the event of default. However, we will remain liable for these payments.
Modification and Waiver
Procter & Gamble and the trustee may make modifications of and amendments to the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment consent to the modification or amendment.
However, the consent of the holder of each debt security affected will be required for any modification or amendment that
•changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security,
•reduces the principal amount of, or the premium, if any, or interest, if any, on, any debt security,
•reduces the amount of principal of an original issue discount security payable upon acceleration of the maturity of the security,
•changes the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any debt security,
•impairs the right to institute suit for the enforcement of any payment on any debt security, or
•reduces the percentage in principal amount of debt securities of any series necessary to modify or amend the indenture or to waive compliance with various provisions of the indenture or to waive various defaults. (Section 902)

Without the consent of any holder of debt securities, we and the trustee may make modifications or amendments to the indenture in order to
•evidence the succession of another person to us and the assumption by that person of the covenants in the indenture,
•add to the covenants for the benefit of the holders,
•add additional events of default,
•permit or facilitate the issuance of securities in bearer form or uncertificated form,
•add to, change, or eliminate any provision of the indenture in respect of a series of debt securities to be created in the future,
•secure the securities as required by “—Restrictive Covenants–Restrictions on Secured Debt,”
•establish the form or terms of securities of any series,
•evidence the appointment of a successor trustee, or
•cure any ambiguity, correct or supplement any provision which may be inconsistent with another provision, or make any other provision, provided that any action may not adversely affect the interests of holders of debt securities in any material respect. (Section 901)
The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us with various restrictive provisions of the indenture. (Section 1008)
The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default with respect to that series, except
•a default in the payment of the principal of or premium, if any, or interest on any debt security of that series, or
•a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series that would be affected. (Section 513)
Consolidation, Merger and Sale of Assets
If the conditions below are met, we may, without the consent of any holders of outstanding debt securities:
•consolidate or merge with or into another entity, or
•transfer or lease our assets as an entirety to another entity.
We have agreed that we will engage in a consolidation, merger or transfer or lease of assets as an entirety only if
•either we are the surviving entity or the entity formed by the consolidation or into which we are merged or which acquires or leases our assets is a corporation, partnership, limited liability company or trust organized and existing under the laws of any United States jurisdiction and assumes our obligations on the debt securities and under the indenture,
•after giving effect to the transaction no event of default would have happened and be continuing, and
•various other conditions are met. (Article Eight)

Regarding the Trustee
Deutsche Bank Trust Company Americas is the trustee under the indenture. In addition, affiliates of Deutsche Bank Trust Company Americas may perform various commercial banking and investment banking services for Procter & Gamble and its subsidiaries from time to time in the ordinary course of business.

PLAN OF DISTRIBUTION
General
We may sell debt securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers.
A prospectus supplement relating to a particular offering of debt securities may include the following information:
•the terms of the offering,
•the names of any underwriters or agents,
•the purchase price of the securities,
•the net proceeds from the sale of the securities,
•any delayed delivery arrangements,
•any underwriting discounts and other items constituting underwriters’ compensation,
•any initial public offering price, and
•any discounts or concessions allowed or reallowed or paid to dealers.
The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
Underwriting Compensation
In connection with the sale of debt securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.
Indemnification
We may enter agreements under which underwriters and agents who participate in the distribution of debt securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Related Transactions
Various of the underwriters who participate in the distribution of debt securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts
We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
No Established Trading Market
The debt securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities for public offering and sale may make a market in the securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the prospectus supplement, the representatives of the underwriters may reduce that short position by purchasing securities in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL OPINIONS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for The Procter & Gamble Company by Travonte Warren, Director and Assistant General Counsel or any Counsel, Senior Counsel or Assistant General Counsel of the Company, and with respect to matters of New York law, by Fried, Frank, Harris, Shriver & Jacobson LLP. In addition, the validity of those securities may be passed upon for any underwriters or agents by Fried, Frank, Harris, Shriver & Jacobson LLP or other counsel for the underwriters. Mr. Warren or other counsel for the Company may rely as to matters of New York law upon the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP or other counsel for the underwriters. Mr. Warren is an owner of shares of common stock of the Company. Fried, Frank, Harris, Shriver & Jacobson LLP performs legal services for the Company from time to time.
EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended June 30, 2026, and the effectiveness of the Procter & Gamble Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this document the information which Procter & Gamble filed with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. The information incorporated by reference is an important part of this prospectus and information that Procter & Gamble files later with the SEC will automatically update and supersede this information. The following documents filed by the Company (File No. 1-434) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
•The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 (including the portions of the Company’s Proxy Statement on Schedule 14A filed on August 28, 2026 that are incorporated by reference therein) and;
•The Company’s Current Report on Form 8-K filed on July 29, 2026 (Item 5.02 only; SEC Accession No. 0000080424-26-000094).
All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prospectus and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC, shall be incorporated by reference herein and shall be deemed to be a part of this prospectus from the dates of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement and prospectus to the extent that a statement contained in any subsequent prospectus or prospectus supplement hereunder or in any document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement or prospectus. All documents incorporated by reference into the Form S-3 of which this prospectus is a part are also incorporated by reference, unless the information therein is superseded by a later filing.

WHERE YOU CAN FIND MORE INFORMATION
The Company will provide without charge to each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

The Procter & Gamble Company
Attn: Investor Relations
One Procter & Gamble Plaza
Cincinnati, Ohio 45202
Telephone: (513) 983-2414
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company has filed or will file with the SEC from the SEC’s public website at www.sec.gov.
You may also get a copy of these reports from our website at www.pg.com. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed above.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II
Information Not Required in Prospectus
Item 14.    Other Expenses of Issuance and Distribution
The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$(1)
Legal fees and expenses	(2)
Fees and expenses of qualification under state securities laws (including legal fees)	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Trustee’s fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)
__________________
(1)Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers
Set forth below is a description of certain provisions of the Ohio Revised Code (“ORC”) and the Company’s Regulations, as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the ORC and the Company’s Regulations.
Section 1701 of the ORC provides that a corporation must indemnify its directors, officers, employees, and agents against expenses reasonably incurred in connection with a successful defense (on the merits or otherwise) of any action, suit, or proceeding.
A corporation may indemnify its directors, officers, employees, and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, in connection with actions, suits, or proceedings (except for derivative actions by or in the right of the corporation), whether civil, criminal, administrative, or investigative. The corporation may indemnify such persons if the individual has acted in good faith and in a manner that the individual believed to be in the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe their conduct was unlawful. The determination as to whether this standard of conduct has been met must be made by the court, a majority of the disinterested directors, by independent legal counsel, or by the shareholders.
A similar standard applies in the case of derivative actions, except that indemnification may only extend to expenses, including attorney’s fees, incurred in connection with the defense or settlement of such action. If the person seeking indemnification has been found liable to the corporation in such an action, the court must approve the indemnification.
As permitted by the ORC, Article IV of the Company’s Regulations requires the Company to indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she (a) is or was a Director, officer or employee of the Company or its subsidiaries, (b) is or was serving at the request of the Company or its subsidiaries as a director, trustee, officer, partner, managing member or position of similar capacity of a Company subsidiary or another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise (whether domestic or foreign, nonprofit or for profit), or (c) is or was providing to third party organizations volunteer services that were duly authorized in accordance with the Company’s process for approval of such activities, against all liabilities and expenses actually and reasonably incurred by or imposed on him or her in connection with, or arising out of, any such claim, action, suit or proceeding. This indemnity will be provided unless the person (a) failed to act in good faith, in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and its subsidiaries, (b) acted or failed to act, in either case, with deliberate intent to cause injury to the Company and its subsidiaries or with reckless disregard for the best interests of the Company or its subsidiaries, or (c) knowingly engaged in criminal activity.
The Company’s Directors, officers and certain other key employees of the Company are insured by directors and officers liability insurance policies. The Company pays the premiums for this insurance.
The form of Underwriting Agreement provides for indemnification of the Company and its directors, officers and certain other persons under certain circumstances described therein by each underwriter participating in an offering of debt securities.
Item 16.    Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings

(1)(a)	Form of Underwriting Agreement (including form of Delayed Delivery Contract).	*

(4)(a)
Indenture, dated as of September  3, 2009, between the Company and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit  4(a) of the Company’s Registration Statement (333-161767) filed on September 4, 2009).
**

(4)(b)	Form of Debt Securities (included in Exhibit (4)(a) at pages 12 through 17).	**

(5)(a)	Opinion of Travonte Warren, Director and Assistant General Counsel of the Company, as to the legality of the Debt Securities being registered.	*

(5)(b)	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as to the legality of the Debt Securities being registered which is referred to in the opinion filed as Exhibit (5)(a).	*

(23)(a)	Consent of Independent Registered Public Accounting Firm.	*

(23)(b)	Consent of Travonte Warren, which is contained in his opinion filed as Exhibit (5)(a).	*

(23)(c)	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP, which is contained in their opinion filed as Exhibit (5)(b).	*

(24)(a)	Power of Attorney.	*

(25)(a)	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Trustee, on Form T-1.	*

(107)	Filing Fee Table	*
__________________
*Filed herewith.
**Previously filed.
Item 17.    Undertakings
The undersigned Registrant hereby undertakes:
(a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)That, for purposes of determining any liability under the Securities Act of 1933, each filing of The Procter & Gamble Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, The Procter & Gamble Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 15th day of October, 2026.

THE PROCTER & GAMBLE COMPANY

By:	/s/ Andre Schulten
Name:	Andre Schulten
Title:	Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 15, 2026.

Signature	Title

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Shailesh Jejurikar

*	Chief Financial Officer (Principal Financial Officer)
Andre Schulten

*	Senior Vice President - Chief Accounting Officer (Principal Accounting Officer)
Matthew W. Janzaruk

*	Director
B. Marc Allen

*	Director
Craig Arnold

*	Director
Brett Biggs

*	Director
Sheila Bonini

*	Director
Amy L. Chang

*	Director
Joseph Jimenez

*	Director
Christopher J. Kempczinski

*	Director
Christine M. McCarthy

*	Director
Ashley McEvoy

*	Director
Robert J. Portman

Signature	Title

*	Director
Rajesh Subramaniam

*By:	/s/ Susan Street Whaley
Susan Street Whaley as Attorney-in-Fact